MONTECITO FUNDS - CLASS A SPECIAL MEETING TO BE HELD ON 07/28/11 AT 10:00 A.M. EDT
FOR HOLDERS AS OF 05/31/11 * ISSUER CONFIRMATION COPY - INFO ONLY *
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THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 07/28/11 FOR MONTECITO FUNDS - CLASS A
THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM ** A **

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THIS SPACE INTENTIONALLY LEFT BLANK

PLEASE INDICATE YOUR VOTING

INSTRUCTIONS FOR EACH PROPOSAL

1 *- APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, PURSUANT TO ----->>> WHICH THE MONTECITO FUND ("ACQUIRED FUND"), A SERIES OF THE SANTA BARBARA GROUP OF MUTUAL FUNDS, INC. ("SBG") WILL TRANSFER ALL OF ITS ASSETS AND LIABILITIES TO THE TWO OAKS DIVERSIFIED GROWTH AND INCOME FUND ("ACQUIRING FUND"), ALL ASMORE FULLY DESCRIBED IN THE PROXY STATEMENT. — FOR 0030301 --->>> 1 — FOR ☐ AGN ☐ ABS ☐

2 *- TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE --->>> MEETING OR ANY ADJOURNMENTS OR THEREOF. — FOR 0039902 --->>> 2 — FOR ☐ AGN ☐ ABS ☐

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PLACE "X" HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING ☐

Broadridge™

51 MERCEDES WAY
EDGEWOOD NY 11717

S81393

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SANTA BARBARA GROUP OF MUTUAL FUND
C/O GEMINI FUND SERVICES
450 WIRELESS BLVD
HAUPPAUGE, NY
11788

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice. --->>> FOR ☐

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